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                                 EXHIBIT 23.02
                         CONSENT OF GRANT THORNTON LLP,
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS,
                            DATED SEPTEMBER 11, 1996
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated February 9, 1996 accompanying the Combined Statement of Excess of Revenues Over Specific Operating Expenses of Greenway Plaza, Ltd. and Nine Greenway, Ltd. appearing in the Crescent Real Estate Equities, Inc. Form 8-K dated August 15, 1996, which is incorporated by reference in the Registration Statement dated September 11, 1996 on Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                        GRANT THORNTON LLP

Houston, Texas
September 11, 1996